Exhibit 10.13(b)

September 19, 1996

Trust Agreement

Made this 19th day of September, 1996,

Between	Orrstown Financial Services, Inc., and its wholly owned subsidiary, Orrstown Bank, a Pennsylvania banking corporation, with principal offices at 75 East King Street, Shippensburg, Pennsylvania, hereinafter referred to as “Bank,”

And	Orrstown Bank, a Pennsylvania banking corporation with principal offices at 75 East King Street, Shippensburg, Pennsylvania, hereinafter referred to as “Trustee,”

Whereas, the Bank heretofore established the Orrstown Financial Services, Inc., Director/Officer Deferred Compensation Plan, hereinafter called “the Plan,” for the purpose of providing a retirement benefit to certain eligible directors of the board of directors, hereinafter called “the Board,” of the Bank, and

Whereas, the Bank wishes to establish a trust fund to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay such benefits; and

Whereas, the Bank may make contributions to this trust from time to time which contributions, if made, will be applied in payment of the Bank’s obligations to pay such benefits; and

Whereas, the Plan provides for the Bank to pay all benefits thereunder from its general assets, and the establishment of this trust shall not reduce or otherwise affect the Bank’s continuing liability to pay benefits from such assets except that the Bank’s liability shall be offset by actual benefit payments made by this trust;

Whereas, the trust established by this trust agreement is intended to be classified for income tax purposes as a “grantor trust” with the result that the income of the trust will be treated as income of the Bank pursuant to subpart E of the subchapter J of Chapter 1, of Subtitle A of the Internal Revenue Code of 1986, as amended, hereinafter called “the Code,”

Now, therefore, witnesseth that the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Establishment and Title of the Trust

The Bank hereby establishes with the Trustee a trust, hereinafter called “the Trust,” to accept such sums of money and other property including without limitation one or more insurance or annuity contracts, acceptable to the Trustee as from time to time may be paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon that are not paid to the Bank as provided in Paragraph 7 of this trust agreement, less all payments and charges as authorized herein, are hereinafter referred to as the “Trust Fund.” The Trust Fund shall be held by TRUSTEE IN TRUST and shall be dealt with in accordance with the provisions of this trust agreement. The Trust Fund shall be held for the exclusive purpose of providing payments to the participants of the Plan and their beneficiaries and defraying reasonable expenses of administration in accordance with the provisions of this trust agreement until all such payments have been made, provided, however, that the Trust Fund shall at all times be subject to the claims of the creditors of the Bank as set forth in Paragraph 8 of this trust agreement.

2.

Acceptance by Trustee

The Trustee accepts the Trust established under this trust agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this trust agreement.

3.

Limitation on Use of Funds

No part of the corpus of the Trust Fund shall be recoverable by the Bank or used for any purpose other than for the exclusive purpose of providing payments to participants of the Plan and their beneficiaries and defraying reasonable expenses of administration in accordance with the provisions of this trust agreement until all such payments required by this trust agreement have been made, provided however, that (i) nothing in this paragraph 3 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in paragraphs 10.A and 10.B of this trust agreement or the application of the Trust Fund as provided in Paragraph 6.D of this trust agreement if the Trust is finally determined not to constitute a grantor trust and (ii) the Trust Fund shall at all times be subject to the claims of creditors of the Bank as set forth in Paragraph 8 of this trust agreement.

4.

Duties and Powers of the Trustee with Respect to Investments

Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the directions of the Bank or such investment guidelines as the Bank may provide to the Trustee from time to time.

5.

Additional Powers and Duties of Trustee

Subject to the provisions of Paragraph 4, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund:

A.	To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof, including call options for property held in the Trust Fund and put options for the purchase of property.

B.	To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale, or other action by any corporation or other entity.

C.	To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

D.	To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

E.	To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings, to settle, compromise or submit to arbitration, any claims, debts, or damages, due or owing to or from the Trust.

F.	To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

G.	To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

H.	To engage any legal counsel, including counsel to the Bank, any enrolled actuary, or any other suitable agents, to consult with such counsel, enrolled actuary, or agents with respect to the construction of this trust agreement, the duties of the Trustee hereunder, the transactions contemplated by this trust agreement or any act which the Trustee proposes to take or omit, rely upon the advice of such counsel, enroll actuary agents, and to pay its reasonable fees, expenses and compensation.

I.	To register any securities held by it in its own name or in the name of any custodian or such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the additional of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

J.	To make, execute and deliver as Trustee any and all deeds, leases, notes, bonds , guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

K.	To transfer assets of the Trust Funds to a successor as provided in Paragraph 12.D.

L.	To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real or personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Paragraph 5 or otherwise in the best interests of the Trust Fund.

6.

Payments by the Trustee

A.	The establishment of the Trust and the payment or delivery to the Trustee of money or other property acceptable to the Trustee shall not vest in Plan participants or their beneficiary any right, title or interest in and to any assets of the Trust, except as otherwise set forth in this Paragraph.

B.	Trustee shall make payment of Plan benefits to participants and beneficiaries of the Plan from the assets held in their respective accounts, as defined in Paragraph 7 herein, if and to the extent such assets are available for distribution, in accordance with the terms and conditions set forth in the Plan and subject to the election, if any, of the participant or his beneficiary thereunder. In no event shall the account of any participant or beneficiary be used for the purpose of providing benefits to any other participant or beneficiary of the Plan.

C.	If the participant’s account is not sufficient to make one of more payments of benefits due under the Plan to such participant or his beneficiary in accordance with the terms of the Plan, the Bank shall make the balance of each such payment as it falls due.

D.	Notwithstanding anything contained in this trust agreement to the contrary, if at any time the Trust finally is determined by the Internal Revenue Service not to be a “grantor trust” with the result that the income of the Trust Fund is not treated as income of the Bank pursuant to subpart E of subchapter J of the Code, or if a tax is finally determined by the Internal Revenue Services or is determined by counsel to the Trustee to be payable by any Plan participant or beneficiary in respect of any vested interest in the Trust Fund prior to payment of such interest to such participant or beneficiary, then the Trust shall immediately terminate and the full market value of the assets in the Trust Fund shall be returned to the Bank. The Bank shall fully reimburse each participant and their beneficiary for any tax liability they may incur pursuant to the operation of this paragraph. For purposes of this paragraph, a final determination of the Internal Revenue Service shall be a decision rendered by the Internal Revenue Service which is no longer subject to administrative appeal within the Internal Revenue Service.

E.

Notwithstanding any provision herein to the contrary, with respect to each participant of the Plan, in the event of a change in control of the Bank which change has not been approved in advance by a two-thirds vote of the full Board, or in the event of involuntary termination of such participant’s service as a director of the Board in connection with, or within twelve months after, any change in control of the Bank which change has been approved in advance by a two-thirds vote of the full Board, unless, within seven days following written notification by the participant to the Trustee that payment shall be made pursuant to this paragraph 6E, the Trustee is advised in writing by the general counsel or chief financial officer of the Bank either that (1) a change in control of the bank has not occurred, (2) a chance in control of the Bank which has been approved in advance by a two-thirds vote of the full Board has occurred but the participant’s service on the Board has not been involuntarily terminated in connection with, or within twelve months after, such change in control, or (3) the Bank is bankrupt or insolvent within the meaning of paragraph 8.B hereof, the Trustee shall immediately distribute in one lump sum to each participant (or his beneficiary in the event of the participant’s death) the entire value of such participant’s account. The Trustee shall concurrently with the distribution of the participant’s account, advise the general counsel and chief financial officer of the Bank of the amount paid to the participant (or his beneficiary) hereunder. Within thirty days following payment of the value of the participant’s account pursuant to his paragraph 6.E, the Bank shall determine the excess, if any, of the participant’s lump sum benefit payable in accordance with Paragraph 3.1 (c) of the Plan determined as of the date of the change in control of the Bank in the event such change has not been approved by the Bank’s then board or the date of the participant’s involuntary termination in the event such change in control has been approved in advance by the Bank’s then Board, over the amount of such participants account distributed hereunder, and the Bank shall immediately thereafter pay such excess to the participant (or his beneficiary in the event of his death) in one lump sum cash payment. In the event the amount of the participant’s account paid to him or his beneficiary exceeds the participant’s lump sum benefit payable in accordance with Paragraph 3.1 (c) of the Plan, determined as of the date of the change in control of the Bank in the event such change has not been approved by the Bank’s then board of the date of the participant’s involuntary termination in the event such change in control has been approved in advance by the Bank’s then board, the participant or his beneficiary shall return such excess to the Bank. The Trustee shall be indemnified and held harmless by the Bank in making a payment pursuant to such notification. The Trustee shall not be required to make an independent inquiry or decision with respect to the amount of any payment which may be pursuant to this paragraph 6.E or the validity of any notice hereunder.

For purposes of this paragraph 6E the term control shall refer to the ownership, holding or power to vote more than 25% of the Bank’s voting stock, the control of the election of a majority of the Bank’s board, or the exercise of a controlling influence over the management or policies of the Bank by an person or by persons acting as a group within the meaning of Section 13 (d) of the Securities Exchange Act of 1934. The term “person” means an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

F.	Notwithstanding anything in this trust agreement to the contrary, the Bank shall remain primarily liable under the Plan to pay benefits. However the Bank’s liability under the Plan shall be reduced or offset to the extent and by the value of any benefit payments under the Plan made from the Trust.

G.	Trustee shall deduct from each payment under this trust agreement any Federal, state or local withholding or other taxes or changes which the Trustee may be required to deduct under applicable laws.

7.

Funding of the Trust

Amounts held for the benefit of each participant and beneficiary in the trust shall be maintained in a separate account, hereinafter called “the Account”, which shall be held, administered, and accounted for separately for each participant or beneficiary. Separate account records shall be maintained so that the amount held in each participant’s and beneficiary’s Account shall be identifiable at all times. Each Account shall consist of and be increased by contributions made by the Bank which are designated by the Bank as the property of such account and shall be decreased by distributions made therefrom. The bank shall make contributions to such accounts from time to time in accordance with such funding method and policy as will permit the trust to make payment of benefits provided by the Plan. In addition the Trustee shall allocate and credit the net income of the Trust to the Accounts of participants and beneficiaries on the last day of each calendar year, (the “Allocation Date”), pro rata based on the respective Account balance as of each participant and beneficiary on such date; provided however that in no event shall the Account of any participant or beneficiary at any time exceed the maximum lump sum benefit payable under the plan to such participant or beneficiary. If as a result of the foregoing, all or a portion of any net income otherwise allocable to the Account of any participant or beneficiary on the Allocation Date cannot be so allocated, such net income shall be allocated and credited to the Accounts for all other participants and beneficiaries whose Accounts do not exceed the maximum lump sum benefit payable to them under the Plan pro rata based on the respective Account balances of each such participant and beneficiary on such Allocation date (determined without regard to the allocation of any net income to such Accounts on such date). To the extent that any net income cannot be allocated to the Accounts of participants and beneficiaries pursuant hereto, such net income shall be paid to the Bank. For purposes of the foregoing, net income shall mean the net gain or loss of the trust from investments, as reflected by interest payment, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the trust. In determining the net income of the trust as of any date, assets shall be valued on the basis of their then fair market value.

8.

Trustee Responsibility Regarding Payments to Participants and Beneficiaries When Bank is Insolvent.

A.	It is the intent of the parties hereto that the trust assets are and shall remain at all times subject to the claims of the general creditors of the Bank. Accordingly, the Bank shall not create a security interest in the trust assets in favor of the participants and beneficiaries of the Plan or any creditor. If the Trustee receives the notice provided for in Paragraph 8B hereof, or otherwise receives actual notice that the Bank is insolvent or bankrupt as defined in Paragraph 8B hereof, the Trustee will make no further distributions from the trust to any of the participants or beneficiaries of the Plan but will deliver the entire amount of the trust assets only as a court of competent jurisdiction or duly appointed received or other person authorized to act by such a court may direct to make the trust assets available to satisfy the claims of the Bank’s general creditors. The Trustee shall resume distributions from the trust to the participants and beneficiaries of the Plan under the terms hereof, upon no less than thirty days’ advance notice to the Bank, if it determines that the Bank was not, or is no longer bankrupt or insolvent. Unless the Trustee has actual knowledge of the Bank’s bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Bank is bankrupt or insolvent.

B.	The Bank, through its board or chief financial officer, shall advise the Trustee promptly in writing of the Bank’s bankruptcy or insolvency. The Bank shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following;

1.	The Bank shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (Federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed, or the Bank by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

2.	The Bank shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

3.	A conservator or receiver shall be appointed by the Bank by Federal Home Loan Bank Board.

C.	If the Trustee discontinues payments of benefits under The Plan from the trust pursuant to Paragraph 8A of this trust agreement and subsequently resumes such payments, the first payment to a participant or beneficiary following such discontinuance shall include the aggregate amount of all payments which would have been made to the participant or beneficiary in accordance with the Plan during the period of such discontinuance, less the aggregate amount of payments of benefits under the Plan made to the participant or his beneficiary by the Bank during any such period of discontinuance.

9.

Third Parties

A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to see to the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

10

Taxes, Expenses and Compensation

A.	Bank shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Bank, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall withhold Federal, state and local taxes from any payments made to a participant or beneficiary in accordance with the provisions of applicable law. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Bank or its counsel but at the Bank’s expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. In the alternative, the Bank may itself contest the validity of any such taxes.

B.	Bank shall pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Bank and the Trustee. The Bank shall also pay the reasonable expenses incurred by the Trustee in the performance of its duties under this trust agreement, including brokerage commissions and fees of counsel engaged by the Trustee. Such compensation and expenses shall be charged against and paid from the Trust Fund to the extent that the Bank does not pay such compensation.

11.

Administration and Records

A.	Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursement and other transactions hereunder and all necessary and appropriate records required to identify correctly and reflect accurately the interest of each participant or beneficiary, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Bank. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Bank in writing of its intention to do so and transferring to the Bank any of such accounts, books and records requested.

B.	Within thirty says after the close or each calendar year, and within thirty days after the removal or resignation of the Trustee or the termination of the trust, Trustee shall file with the Bank a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding calendar year, or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such calendar year or other period.

C.	The Trustee shall from time to time permit an independent public accountant selected by the Bank, except one to whom the Trustee has reasonable objection, to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts.

D.	As of the last day of each calendar year, the fair market value of the assets held in the Trust Fund shall be determined. Within thirty days after the close of each calendar year, Trustee shall file with the Bank the written report of the determination of such fair market value of the assets held in the Trust Fund.

E.	Nothing contained in this trust agreement shall be construed as depriving the Trustee, the Bank or any participant or beneficiary of the right to have a judicial settlement of the Trustee’s accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Bank and the participants or their beneficiaries.

F.	In the event of the removal or resignation of the Trustee, Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this trust agreement.

G.	In addition to any returns required of the Trustee by law, Trustee shall prepare and file such tax reports and other returns as the Bank and the Trustee may from time to time agree.

12.

Removal or Resignation of Trustee and Designation of Successor Trustee

A.	At any time the Bank may remove the Trustee with or without cause, upon at least sixty days notice in writing to the Trustee. A copy of such notice shall be sent to the Trustee.

B.	Trustees may resign at any time upon at least sixty days notice in writing to the Bank.

C.	In the event of such removal or resignation, Trustee shall duly file with the Bank a written account as provided in paragraph 11.B of this trust agreement for the period since the last previous annual accounting, listing the investments of the trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the trust not included in any previous account.

D.	Within sixty days after any such notice of removal or resignation of the Trustee, Bank shall designate a successor Trustee qualified to act hereunder. Each such successor Trustee, during each period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word Trustee wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designations of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

13.

Enforcement of Trust Agreement and Legal Proceedings

The Bank shall have the right to enforce any provision of this trust agreement, and any participant or beneficiary of the plan shall have the right to enforce any provision of this trust agreement that affects the right, title and interest of such participant or beneficiary, if any, in the trust. In any action or proceedings affecting the trust the only necessary parties shall be the Bank, the Trustee and participants and beneficiaries of the Plan, and except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the trust.

14.

Termination and Suspension

The trust shall terminate when all payments which have or may become payable pursuant to the terms of the trust have been made and any remaining assets shall then be paid by Trustee to the Bank.

15.

Amendments

A.	The Bank may from time to time amend or modify, in whole or in part, any or all of the provisions of this trust agreement, except paragraphs 1.A, 3.A, 6, 11, 12.D, 13, 14, 15 and 17) with the written consent of the Trustee, but without the consent of any participant or beneficiary of the Plan, provided that any such amendment shall not adversely affect the rights of any participant or beneficiary hereunder, or cause the trust to cease to constitute a grantor trust as described in Paragraph 6.D of this trust agreement.

B.	The Bank and Trustee shall execute such supplest to, or amendments of this agreement as shall be necessary to give effect to any such amendment or modification.

16.

Nonalienation

Except insofar as applicable law may otherwise require and subject to Paragraphs 1A, 3.A and 8 of this trust agreement, (i) no amount payable to or in respect of any participant or beneficiary at any time under the trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, change or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of a participant or beneficiary.

17.

Communications

A.	Communications to the Bank shall be addressed to Orrstown Bank at 75 West King Street, Shippensburg, Pennsylvania, 17257, Attention: President and Chief Executive Officer, provided, however, that upon the Bank’s written request, such communications shall be sent to such other address as the Bank may specify.

B.	Communications to the Trustee shall be addressed to Philip Fague, Vice President and Trust Officer, Orrstown Bank, 75 West King Street, Shippensburg, Pennsylvania, 17257; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.

C.	No communication shall be binding on the Trustee until it is received by the Trustee, no communication shall be binding on the Bank until it is received by the Bank, and no communication shall be binding on any participant or beneficiary until it is received by the participant or beneficiary.

D.	Any action of the Bank pursuant to this trust agreement including all orders, requests, directions, instructions, approvals and objections of the Bank to the Trustee shall be in writing, signed on behalf of the Bank by any duly authorized officer of the Bank. Any action by any participant or beneficiary shall be in writing. Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection, and list deliver to the Trustee by the Bank, or to the extent applicable under this trust agreement by a participant or beneficiary.

18.

Miscellaneous Provisions

A.	This trust agreement shall be binding upon and inure to the benefit of the Bank and the Trustee and their respective successors and assigns and the personal representatives of the individuals.

B.	Trustee assumes no obligation or responsibility with respect to any action required by this trust agreement on the part of the Bank.

C.	Each participant or beneficiary shall file with the Trustee such pertinent information concerning himself, and any other person as the Trustee shall specify, and the participant or beneficiary shall have no rights nor be entitled to any benefits under the trust unless such information is filed by or with respect to him.

D.	Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution of filing of any instrument or the performance of any act.

E.	Titles to the paragraphs of this agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this agreement.

F.	This trust agreement and the trust established hereunder shall be governed by and construed, enforced and administered in accordance with the laws of the State of Pennsylvania and Trustee shall be liable to account only in the courts of the State of Pennsylvania.

G.	This trust agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be executed the day, month and year aforesaid.

Attest:

ORRSTOWN FINANCIAL SERVICES, INC., and its wholly owned subsidiary, ORRSTOWN BANK

/s/ Patricia A. Corwell		By:	/s/ Kenneth R. Shoemaker
Secretary			President
BANK

/s/ Patricia A. Corwell		By:	/s/ Philip Fague, Trustee
Secretary			President
TRUSTEE